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                                                                    Exhibit 10.2
                           INTERIM SERVICES AGREEMENT

         THIS INTERIM SERVICES AGREEMENT, dated as of November 29, 1999 (the "Agreement"), is between Allegheny Teledyne Incorporated, a Delaware corporation ("Provider" or "ATI") and Water Pik Technologies, Inc., a Delaware corporation ("User" or "Water Pik");

         WHEREAS, pursuant to a Separation and Distribution Agreement, dated as of November 29, 1999 (the "Distribution Agreement"), Provider will distribute the stock of User to Provider's stockholders (the "Distribution"), following which Distribution each of Provider and User will continue in existence as independent, publicly-traded companies; and

         WHEREAS, this Agreement is entered into pursuant to the Distribution Agreement and sets forth the terms on which Provider will, for a limited period, provide certain transition services to, and permit the use of certain of its assets by, User following the Distribution referred to above; and

         WHEREAS, capitalized terms used herein, unless otherwise defined herein, shall have the meaning assigned to them in the Distribution Agreement.

         NOW, THEREFORE, in consideration of the respective agreements and covenants contained in this Agreement, and intending to be legally bound hereby, the parties agree as follows:

         SECTION 1. SERVICES. (a) Subject to the terms of this Agreement, Provider shall provide, or shall cause another member of the ATI Group to provide, the services described on Schedule A to User, or another member of the Water Pik Group designated by User, from and after the Distribution Date and during the time periods specified on said Schedule. Provider (or such other member of the ATI Group) shall supply such services substantially in accordance with Provider's normal practices in providing such services as of the Distribution Date (except as otherwise provided in Schedule A).

         (b) In consideration for the Services, User shall pay to Provider the amounts set forth on Schedule A. Provider shall invoice User on a monthly basis for the Services provided to User. Amounts due under such invoices shall be payable within thirty days after receipt.

         (c) Provider and User agree to cooperate and to make all reasonable efforts to work together to take such actions as are reasonably necessary to eliminate the need for or to otherwise discontinue as expeditiously as reasonably possible the Services performed under this Agreement.

         (d) Provider shall be permitted to cause third parties to provide Services to User hereunder (in lieu of Provider or a member of the ATI Group), at Provider's sole discretion.

         SECTION 2. TERM. The term of this Agreement shall be a period of 12 months, commencing on the Distribution Date and ending on the first year anniversary of the Distribution Date; unless otherwise indicated on Schedule A; provided, however, that User may terminate any

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of the Services provided hereunder on not less than 30 days prior written notice to Provider. The parties may extend the term of this Agreement by written agreement signed by both parties. Notwithstanding the foregoing, if (i) either party fails to perform any material provision of this Agreement and the failure to perform is not corrected within 15 days after the other party gives written notice of such default or (ii) User fails to make any payment required under this Agreement at the time it is due and such failure is not corrected within five days after written notice of such failure, then the non-defaulting party may terminate this Agreement effective at the end of such five-day notice period.

         SECTION 3. STANDARD OF CONDUCT; LIMITATION OF LIABILITY. (a) Provider shall have no liability with respect to its furnishing any of the Services hereunder to User except on account of Provider's willful misconduct or gross negligence. In agreeing to provide the Services as an accommodation to User, Provider is not making any representation or warranty as to the quality, suitability or adequacy of the Services for any purpose or use, including without limitation any representation as to whether any asset of Provider or any third party is Year 2000 Compliant. Without limiting generality of the foregoing, Water Pik understands and agrees that ATI assumes no responsibility for the adequacy or accuracy of the Water Pik's financial statements or filings with the Securities and Exchange Commission. In providing the Services, Provider shall not be obligated to (i) hire any additional employees, (ii) maintain the employment of any specific employee, or (iii) purchase, lease or license any additional equipment or other assets. For the purposes of this Agreement, "Year 2000 Compliant" means, with respect to an Asset, that such Asset will (A) accurately process date/time data (including, but not limited to, calculating, comparing, sorting, sequencing and calendar generation), including single century formulas and multi-century formulas, from, into and between the twentieth and twenty-first centuries and the years 1999 and 2000, including leap year calculations, and will not malfunction or generate incorrect values or invalid results involving such dates/times; (B) accurately interface with other systems, as appropriate, in order to supply, receive or process dates/times and other data, to the extent that other information technology properly exchanges data with it; (C) provide that date/time-related functionalities, date/time fields and any user input interfaces include a four digit year format and/or other indication of century, as applicable; and (D) not cause any other Asset that is otherwise Year 2000 Compliant to fail to be Year 2000 Compliant.

         (b) It is understood and agreed that Provider shall not be obligated to perform or to cause to be performed any services hereunder in a volume or quantity which substantially exceeds the historical volumes or quantities of such services performed for User or other members of the Water Pik Group. The parties further acknowledge that it is User's intention to provide to itself, or procure the services to be provided by Provider hereunder from third parties other than Provider, as promptly as is reasonably practicable following the Distribution Date. Provider will not be required to perform or to cause to be performed any of the Services for the benefit of any third party or any other entity other than User or any directly or indirectly wholly owned subsidiary or majority owned affiliate of User.

         (c) Provider's maximum liability to, and the sole remedy of, User for breach of this Agreement shall be the lesser of (i) User's incremental out-of-pocket cost of performing such

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service itself or (ii) User's incremental out-of-pocket cost of obtaining such service from a third party (provided, that User shall exercise all reasonable efforts under the circumstances to minimize the cost of any such alternative to such services by selecting the most cost-effective alternatives which provide the functional equivalent of the services replaced) or if lesser, the amount paid by user to Provider hereunder. Notwithstanding anything to the contrary herein, (A) in no event shall Provider have any liability to User for special or consequential damages under this Agreement, including as a result of Provider's breach of this Agreement or the gross negligence or willful misconduct of Provider under this Agreement, and (B) in no event shall Provider have any liability of any kind under this Agreement to any third party.

         (d) Except as otherwise provided in the foregoing paragraphs (a) - (c) of this Section 3, User shall be solely liable and responsible for, and shall indemnify Provider and its directors, officers, employees, agents, representatives and affiliates from, any and all claims, liabilities, obligations, losses, costs, expenses, litigation, proceedings, taxes, assessments, charges, demands or judgments of any kind or nature whatsoever ("Losses") for acts or omissions in furnishing Services to User under this Agreement. Upon termination of this Agreement or the earlier termination of any Services, User shall be obligated to return to Provider as soon as is reasonably practicable, any equipment or other property of Provider relating to the Services which is in User's control or possession and which is not an asset to be retained by User under the Distribution Agreement or the Ancillary Agreements.

         SECTION 4. FORCE MAJEURE. Neither party shall be responsible for failure or delay in performance of any service to be performed hereunder, nor shall either party be responsible for failure or delay in receiving such service, if caused by an act of God, act of public enemy, war, government acts or regulations, fire, flood, hurricane, embargo, quarantine, epidemic, labor stoppages, accident, explosion, unusually severe weather, any Asset of such party or third party that is not Year 2000 Compliant or other cause similar or dissimilar to the foregoing beyond their control (herein called "Force Majeure"); provided, however, that prior to being relieved of any of its obligations, the party whose performance has been interrupted by such circumstances shall use reasonable efforts to remove or otherwise address the effects of any such event or condition as soon as practicable and shall promptly give written notice to the other party upon the occurrence of any of such events or circumstances and shall use reasonable efforts to resume full performance of this Agreement as soon as is practicable. Notwithstanding the foregoing, to the extent services are available after the occurrence of a Force Majeure event, User shall be entitled to, and Provider shall provide, a level of services equivalent to the proportionate share of services used by User immediately prior to the occurrence of any such Force Majeure event.

         SECTION 5. CONFIDENTIALITY. Any and all information which is exchanged by the parties in connection with this Agreement, whether of a technical or business nature, shall be considered confidential. The parties agree that such confidential information shall be treated in accordance with the terms and provisions of the Distribution Agreement.

         SECTION 6. AMENDMENT. This Agreement may be amended only by a writing signed by each of the parties.

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         SECTION 7. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute a single instrument.

         SECTION 8. THIRD PARTIES. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than User and Provider (and its associated indemnified parties under Section 3(d)) any rights or remedies under, or by reason of, this Agreement.

         SECTION 9. WAIVERS. Any waiver by any party of any breach of or failure to comply with any provision of this Agreement by any other party to this Agreement shall be in writing and shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

         SECTION 10. GOVERNING LAW; CONSTRUCTION. This Agreement shall be construed and enforced in accordance with and governed by the internal substantive laws of the Commonwealth of Pennsylvania. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement. References to Sections are references to Sections of this Agreement. The Schedule to this Agreement is incorporated herein and is part of this Agreement.

         SECTION 11. NOTICES. All notices, requests, claims and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery by hand, by reputable overnight courier service, by facsimile transmission, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11) listed below:

         if to Allegheny Teledyne Incorporated:

                           Allegheny Teledyne Incorporated
                           1000 Six PPG Place
                           Pittsburgh, PA  15222-5479
                           Attention: Senior Vice President,
                           General Counsel and Secretary
                           Fax No.: 412-394-2837

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         if to Water Pik Technologies, Inc.:

                           Water Pik Technologies, Inc.
                           660 Newport Center Drive, Suite 470
                           Newport Beach, CA 92660
                           Attention:  President
                           Fax No.: 949-719-6472

or to such other address as any party may, from time to time, designate in a written notice given in a like manner. Notice given by hand shall be deemed delivered when received by the recipient. Notice given by mail as set out above shall be deemed delivered five calendar days after the date the same is mailed. Notice given by reputable overnight courier shall be deemed delivered on the next following business day after the same is sent. Notice given by facsimile transmission shall be deemed delivered on the day of transmission provided telephone confirmation of receipt is obtained promptly after completion of transmission.

         SECTION 12. ASSIGNMENT. Neither of the parties may assign or delegate any of its rights or duties under this Agreement without the prior written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

         SECTION 13. DISPUTES. (a) Resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, statute or otherwise, including, but not limited to, disputes in connection with claims by third parties (collectively, "Disputes"), shall be subject to the provisions of this Section 13; provided, however, that nothing contained herein shall preclude either party from seeking or obtaining (i) injunctive relief or
(ii) equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of Disputes hereunder.

         (b) Either party may give the other party written notice of any Dispute not resolved in the normal course of business. The parties shall attempt in good faith to resolve any Dispute promptly by negotiation between executives of the parties who have authority to settle the controversy. Within 15 days after delivery of the notice, the foregoing executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary for a period not to exceed 5 days, to attempt to resolve the Dispute. All reasonable requests for information made by one party to the other will be honored. If the parties do not resolve the Dispute within such 20 day period (the "Initial Mediation Period"), the parties shall attempt in good faith to resolve the Dispute by negotiation between (i) in the case of Allegheny Teledyne Incorporated, the Senior Vice President, General Counsel and Secretary and (ii) in the case of Water Pik, the General Counsel (collectively, the "Designated Officers"). Such officers shall meet at a mutually acceptable time and place (but in any event no later than 15 days following the expiration of the Initial Mediation Period) and thereafter as often as they reasonably deem necessary for a period not to exceed 15 days, to attempt to resolve the Dispute.

         (c) If the Dispute has not been resolved by negotiation within 50 days of the first party's notice, or if the parties failed to meet within 30 days of the first party's notice, or if the

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Designated Officers failed to meet within 35 days of the first party's notice, either party may commence any litigation or other procedure allowed by law.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                                          ALLEGHENY TELEDYNE INCORPORATED

                                          By: /s/ Jon D. Walton
                                             ----------------------------
                                          Title:_________________________

                                          WATER PIK TECHNOLOGIES, INC.

                                          By: /s/ Michael Hoopis
                                             ----------------------------
                                          Title:_________________________

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